As filed with the Securities and Exchange Commission on November 6, 1995.
                                                       Registration No. 33-62399
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                       SECURITIES AND EXCHANGE COMMISSION
                             WASHINGTON, D.C. 20549
                                   ----------

                          POST-EFFECTIVE AMENDMENT NO.1
                                   ON FORM S-8
                            TO REGISTRATION STATEMENT
                                   ON FORM S-4
                        UNDER THE SECURITIES ACT OF 1933
                                   ----------

                             FIRST UNION CORPORATION
             (Exact name of registrant as specified in its charter)

        North Carolina                                          56-0898180
(State or other jurisdiction of                               (I.R.S. Employer
incorporation or organization)                               Identification No.)

        One First Union Center
      Charlotte, North Carolina                              28288-0013
(Address of principal executive offices)                      (Zip Code)
                                   ----------

  Columbia First Bank, a Federal Savings Bank, 1986 Incentive Stock Option Plan
     Columbia First Bank, a Federal Savings Bank, 1993 Premium Price Stock
                                  Option Plan
                            (Full title of the plans)
                                  -------------

                           Marion A. Cowell, Jr., Esq.
             Executive Vice President, Secretary and General Counsel
                             First Union Corporation
                             One First Union Center
                      Charlotte, North Carolina 28288-0013
                     (Name and address of agent for service)

                                 (704) 374-6828
          (Telephone number, including area code, of agent for service)
                                   ----------

This  Post-Effective  Amendment covers shares of the Registrant's  $3.33 1/3 par value common stock which were included in the shares of such common stock originally registered on the Form S-4 to which this is an amendment. The registration fee in respect to such common stock was paid at the time of the original filing of the Registration Statement relating to such common stock.
                                   -----------

PART II.  INFORMATION REQUIRED IN THE REGISTRATION STATEMENT

Item 3.  Incorporation of Documents by Reference.

         The  following   documents  are   incorporated  by  reference  in  this
Registration Statement:

         (1) the Annual Report of First Union Corporation (the "Corporation") on Form 10-K for the year ended December 31, 1994;

         (2) the Corporation's Quarterly Reports on Form 10-Q for the periods ended March 31, 1995 (as amended by Form 10-Q/A No.1 dated May 16, 1995) and June 30, 1995;

         (3) the Corporation's Current Reports on Form 8-K filed June 19, 1995, June 20, 1995, June 21, 1995, June 30, 1995 and August
                  30, 1995; and

         (4) the information set forth under "Description of the Corporation's Capital Stock" in the Prospectus/Proxy Statement dated October 5, 1995, filed with the Securities and Exchange Commission relating to the Corporation's Registration Statement No. 33-62399.

         In addition, all documents subsequently filed by the Corporation pursuant to Sections 13(a), 13(c), 14 or 15(d) of the Securities Exchange Act of 1934 prior to the filing of a post-effective amendment which indicates that all securities offered have been sold or which deregisters all securities then remaining unsold, shall be deemed to be incorporated by reference in this Registration Statement and to be a part hereof from the date of filing of such documents.

Item 5.  Interests of Named Experts and Counsel.

         The validity of the shares of the Corporation's common stock $3.33 1/3 par value per share (the "Common Stock"), issuable under the Columbia First Bank, a Federal Savings Bank, 1986
Incentive Stock Option Plan and 1993 Premium Price Stock Option
Plan (together, the "Plans") has been passed upon for the Corporation by Marion A. Cowell, Jr., Esq., Executive Vice

President, Secretary and General Counsel of the Corporation.  Mr.
Cowell owns shares of Common Stock and holds options to purchase additional shares of Common Stock.



Item 6.  Indemnification of Directors and Officers.

         Sections 55-8-50 through 55-8-58 of the North Carolina Business Corporation Act contain specific provisions relating to indemnification of directors and officers of North Carolina corporations. In general, the statute provides that (i) a corporation must indemnify a director or officer who is wholly successful in his defense of a proceeding to which he is a party because of his status as such, unless limited by the articles of incorporation, and (ii) a corporation may indemnify a director or officer if he is not wholly successful in such defense, if it is determined as provided in the statute that the director or officer meets a certain standard of conduct, provided when a director or officer is liable, the corporation may not indemnify him. The statute also permits a director or officer of a corporation who is a party to a proceeding to apply to the courts for indemnification, unless the articles of incorporation provide otherwise, and the court may order indemnification under certain circumstances set forth in the statute. The statute further provides that a corporation may in its articles of incorporation or bylaws or by contract or resolution provide indemnification in addition to that provided by the statute, subject to certain conditions set forth in the statute.

         The Corporation's Bylaws provide for the indemnification of the Corporation's directors and executive officers by the Corporation against liability arising out of his status as such, excluding any liability relating to activities which were at the time taken known or believed by such person to be clearly in conflict with the best interests of the Corporation.

         The Corporation's Articles of Incorporation provide for the elimination of the personal liability of each director of the Corporation to the fullest extent permitted by the provisions of the North Carolina Business Corporation Act, as the same may from time to time be in effect.

         The Corporation maintains directors and officers liability insurance, which provides coverage of up to $80,000,000, subject to certain deductible amounts. In general, the policy insures (i) the Corporation's directors and officers against loss by reason of any of their wrongful acts, and/or (ii) the Corporation against loss arising from claims against the directors and officers by reason of their wrongful acts, all subject to the terms and conditions contained in the policy.

Item 8.  Exhibits.

Exhibit No.                         Description

(2)(a) -Agreement and Plan of Acquisition, dated as of April 5, 1995, by and among the Corporation, First Union Corporation of Virginia and Columbia First Bank, a Federal Savings Bank (the "Columbia Merger Agreement"), excluding the exhibits thereto. (Incorporated by reference to Exhibit (2)(a) to the Corporation's Registration Statement No. 33-62399.)*

(2)(b) -Agreement and Plan of Merger, dated as of June 18, 1995, by and among the Corporation, First Union Corporation of New Jersey and First Fidelity
                           Bancorporation (the "FFB Merger Agreement"), excluding the exhibits thereto.*

(3)(a) -Articles of Incorporation of the Corporation, as amended.*

(3)(b)                     -Bylaws of the Corporation.

(4)(a) -Shareholder Protection Rights Agreement, as amended.*

(4)(b) -All instruments defining the rights of holders of long-term debt of the Corporation and its subsidiaries. (Not filed pursuant to (4)(iii) of Item 601(b) of Regulation S-K; to be furnished upon request of the Commission.)

(5)                        -Opinion of Marion A. Cowell, Jr., Esq.*

(10)                       -Employment Agreement between the Corporation and
                           John R. Georgius.*

(23)(a)                    -Consent of KPMG Peat Marwick LLP.

(23)(b)                    -Consent of KPMG Peat Marwick LLP.

(23)(c) -Consent of Marion A. Cowell, Jr., Esq. (Included in Exhibit (5).)

(24)                       -Power of Attorney.*

------------------------
*Previously filed.

Item 9.           Undertakings.

         (A)  RULE 415 OFFERING.

                  The undersigned registrant hereby undertakes:

                  (1) To file, during any period in which offers or sales are being made, a post-effective amendment to this registration statement:

                           (i)      To include any prospectus required by
                                    Section 10(a)(3) of the Securities Act of
                                    1933 (as amended, the "Securities Act");

                          (ii) To reflect in the prospectus any facts or events arising after the effective date of the registration statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in the registration statement. Notwithstanding the foregoing, any increase or decrease in the volume of securities offered (if the total dollar value of securities offered would not exceed that which was registered) and any deviation from the low or high and of the estimated maximum offering range may be reflected in the form of prospectus filed with the Commission pursuant to Rule 424(b) if, in the aggregate, the changes in volume and price represent no more than 20 percent change in the maximum aggregate offering price set forth in the



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



                                    "Calculation of Registration Fee" table in the effective registration statement; and

                      (iii) To include any material information with respect to the plan of distribution not previously disclosed in the registration statement or any material change to such information in the registration statement;

                  provided, however, that paragraphs (a)(1)(i) and (a)(1)(ii) do not apply if the registration statement is on Form S-3, Form S-8 or Form F-3, and the information required to be included in a post-effective amendment by those paragraphs is contained in periodic reports filed with or furnished to the Commission by the registrant pursuant to Section 13 or Section 15(d) of the Securities Exchange Act of 1934 (as amended, the "Exchange Act") that are incorporated by reference in the registration statement.

                  (2) That, for the purpose of determining any liability under the Securities Act, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

                  (3) To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

    (B) FILINGS INCORPORATING SUBSEQUENT EXCHANGE ACT DOCUMENTS BY REFERENCE.

         The undersigned registrant hereby undertakes that, for purposes of determining any liability under the Securities Act, each filing of the registrant's annual report pursuant to Section 13(a) or Section 15(d) of the Exchange Act (and, where applicable, each filing of an employee benefit plan's annual report pursuant to Section 15(d) of the Exchange Act) that is incorporated by reference in the registration statement shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

 (H) REQUEST FOR ACCELERATION OF EFFECTIVE DATE OF FILING OF REGISTRATION STATEMENT ON FORM S-8.

         Insofar as indemnification for liabilities arising under the Securities Act may be permitted to directors, officers and controlling persons of the registrant pursuant to the foregoing provisions, or otherwise, the registrant has been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Securities Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the registrant of expenses incurred or paid by a director, officer or controlling person of the registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Securities Act and will be governed by the final adjudication of such issue.

Experts

         The consolidated balance sheets of the Corporation as of December 31, 1994 and 1993, and the related consolidated statements of income, changes in stockholders' equity and cash flows for each of the years in the three-year period ended December 31, 1994, included in the Corporation's 1994 Annual Report to Stockholders which is incorporated by reference in the Corporation's 1994 Annual Report on Form 10-K and incorporated by reference herein, have been incorporated by reference herein in reliance upon the report of KPMG Peat Marwick LLP, independent certified public accountants, incorporated by reference herein, and upon the authority of said firm as experts in accounting and auditing. The aforementioned report of KPMG Peat Marwick LLP covering the Corporation's consolidated financial statements refers to a change in the method of accounting for investments in 1994.

         The consolidated statements of condition of First Fidelity Bancorporation ("FFB") as of December 31, 1994 and 1993, and the related consolidated statements of income, changes in stockholders' equity and cash flows for each of the years in the three-year period ended December 31, 1994, included in FFB's 1994 Annual Report on Form 10-K and incorporated by reference herein, have been incorporated by reference herein in reliance upon the report of KPMG Peat Marwick LLP, independent certified public accountants, incorporated by reference herein, and upon the authority of said firm as experts in accounting and auditing. The aforementioned report of KPMG Peat Marwick LLP covering FFB's consolidated financial statements refers to changes in the methods of accounting for income taxes, postretirement benefits other than pensions, postemployment benefits, and investments in 1993.

                                   SIGNATURES


THE REGISTRANT. Pursuant to the requirements of the Securities Act of 1933, the registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8 and has duly caused this Post-Effective Amendment No. 1 on Form S-8 to Registration Statement No. 33-62399 on Form S-4 to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Charlotte, State of North Carolina, on November 6, 1995.

                                                     FIRST UNION CORPORATION

                                                     By:/s/ Kent S. Hathaway
                                                         Kent S. Hathaway
                                                         Senior Vice President

Pursuant to the requirements of the Securities Act of 1933, this Post-Effective Amendment No. 1 on Form S-8 to Registration
Statement No. 33-62399 on Form S-4 has been signed by the following persons in the capacities indicated and on the date indicated.


    Edward E. Crutchfield*                          Chairman and Chief
    Edward E. Crutchfield                             Executive Officer and
                                                      Director

    Robert T. Atwood *                              Executive Vice President
    Robert T. Atwood                                   and Chief Financial
                                                       Officer

    James H. Hatch*                                 Senior Vice President and
    James H. Hatch                                     Corporate Controller
                                                       (Principal Accounting
                                                       Officer)

    G. Alex Bernhardt*                              Director
    G. Alex Bernhardt





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




    W. Waldo Bradley*                               Director
    W. Waldo Bradley


    Robert J. Brown*                                Director
    Robert J. Brown


    Robert D. Davis*                                Director
    Robert D. Davis


    R. Stuart Dickson*                              Director
    R. Stuart Dickson


    B.F. Dolan*                                     Director
    B.F. Dolan


    Roddey Dowd, Sr.*                               Director
    Roddey Dowd, Sr.


    John R. Georgius*                               Director
    John R. Georgius


    William N. Goodwin, Jr.*                        Director
    William N. Goodwin, Jr.


    Brenton S. Halsey*                              Director
    Brenton S. Halsey


    Howard H. Haworth*                              Director
    Howard H. Haworth


    Torrence E. Hemby, Jr.*                         Director

    Torrence E. Hemby, Jr.


    Leonard G. Herring*                               Director
    Leonard G. Herring


    Jack A. Laughery*                                 Director
    Jack A. Laughery


    Max Lennon*                                       Director
    Max Lennon


    Radford D. Lovett*                                Director
    Radford D. Lovett


    Henry D. Perry, Jr.*                              Director
    Henry D. Perry, Jr.


    Randolph N. Reynolds*                             Director
    Randolph N. Reynolds


    Ruth G. Shaw*                                     Director
    Ruth G. Shaw


    Lanty L. Smith*                                   Director
    Lanty L. Smith


    Dewey L. Trogdon*                                 Director
    Dewey L. Trogdon


    John D. Uible*                                    Director
    John D. Uible

    B.J. Walker*                                      Director
    B.J. Walker


    Kenneth G. Younger*                               Director
    Kenneth G. Younger


*By Kent S. Hathaway, Attorney-in-Fact

/s/ Kent S. Hathaway
    Kent S. Hathaway



Date: November 6, 1995

                                  EXHIBIT INDEX



Number                              Description                                            Location

(2)(a)                     -The Columbia Merger Agreement.                              Incorporated by
                                                                                        reference to
                                                                                        Exhibit (2)(a)
                                                                                        to the
                                                                                        Corporation's
                                                                                        Registration
                                                                                        Statement No.
                                                                                        33-62399
(2)(b)                     -The FFB Merger Agreement.                                            *

(3)(a)                     -Articles of Incorporation of the                                     *
                            Corporation, as amended.

(3)(b)                     -Bylaws of the Corporation,                                  Filed herewith.
                            as amended.

(4)(a)                     -Shareholder Protection Rights                                        *
                            Agreement, as amended.

(4)(b)                     -All instruments defining the                                Not filed
                            rights of holders of long-                                  pursuant to (4)
                            term debt of the Corporation                                (iii) of Item
                            and its subsidiaries.                                       601(b) of
                                                                                        Regulation
                                                                                        S-K;
                                                                                        to be
                                                                                        furnished
                                                                                        upon
                                                                                        request
                                                                                        of the
                                                                                        Commission.

(5)                        -Opinion of Marion A. Cowell,                                         *
                            Jr., Esq.

(10)                       -Employment Agreement between the                                     *
                            Corporation and John R. Georgius.







(23)(a)                    -Consent of KPMG Peat Marwick LLP.                           Filed herewith.

(23)(b)                    -Consent of KPMG Peat Marwick LLP.                           Filed herewith.

(23)(c)                    -Consent of Marion A. Cowell, Jr.,                           Included in
                            Esq.                                                        Exhibit (5).

(24)                       -Power of Attorney.                                                   *


-----------------------
*Previously filed.